Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, as a director of Honeywell International Inc. (the “Company”), a Delaware corporation, hereby appoints David M. Cote, Katherine L. Adams, David J. Anderson, Kathleen A. Winters, Thomas F. Larkins and John J. Tus, each with power to act without the other and with power of substitution and resubstitution, as my attorney-in-fact to sign on my behalf in my capacity as a director of the Company one or more registration statements, and to file the same together with all exhibits thereto, under the Securities Act of 1933, including any amendment thereto or to any registration statement heretofore or hereafter filed by the Company on Form S-8 (or other appropriate form) for the registration of shares of the Company's Common Stock (or participations where appropriate) to be offered under the savings, stock or other benefit plans of the Company, its affiliates or any predecessor thereof, including the Honeywell Savings and Ownership Plan, the Honeywell Puerto Rico Savings and Ownership Plan, the Honeywell Supplemental Savings Plan, the 1993 Stock Plan for Employees of Honeywell International Inc. and its Affiliates, the Stock Plan for Non-Employee Directors of Honeywell International Inc., the 2006 Stock Plan for Non-Employee Directors of Honeywell International Inc., the 2003 Stock Incentive Plan of Honeywell International Inc. and its Affiliates, the 2006 Stock Incentive Plan of Honeywell International Inc. and its Affiliates, the 2007 Honeywell Global Employee Stock Plan (including any and all sub-plans), and any plan which is a successor to such plans or is a validly authorized new plan pursuant to which securities of the Company are issued to employees.

I hereby grant to each such attorney-in-fact full power and authority to perform every act necessary to be done in connection with the foregoing as fully as I might do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them or their substitutes, may lawfully do or cause to be done.

I hereby revoke any or all prior appointments of attorneys-in-fact to sign the above-described documents.

This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

/s/ Gordon M. Bethune	/s/ Clive R. Hollick
Gordon M. Bethune, Director	Clive R. Hollick, Director

/s/ Kevin Burke	/s/ George Paz
Kevin Burke, Director	George Paz, Director

/s/ Jaime Chico Pardo	/s/ Bradley T. Sheares
Jaime Chico Pardo, Director	Bradley T. Sheares, Director

/s/ D. Scott Davis	/s/ Michael W. Wright
D. Scott Davis, Director	Michael W. Wright, Director

/s/ Linnet F. Deily
Linnet F. Deily, Director

Dated:  December 10, 2010

 POWER OF ATTORNEY

I, David M. Cote, a director of Honeywell International Inc. (the “Company”), a Delaware corporation, hereby appoint Katherine L. Adams, David J. Anderson, Kathleen A. Winters, Thomas F. Larkins and John J. Tus, each with power to act without the other and with power of substitution and resubstitution, as my attorney-in-fact to sign on my behalf in my capacity as a director of the Company one or more registration statements, and to file the same together with all exhibits thereto, under the Securities Act of 1933, including any amendment thereto or to any registration statement heretofore or hereafter filed by the Company on Form S-8 (or other appropriate form) for the registration of shares of the Company's Common Stock (or participations where appropriate) to be offered under the savings, stock or other benefit plans of the Company, its affiliates or any predecessor thereof, including the Honeywell Savings and Ownership Plan, the Honeywell Puerto Rico Savings and Ownership Plan, the Honeywell Supplemental Savings Plan, the 1993 Stock Plan for Employees of Honeywell International Inc. and its Affiliates, the Stock Plan for Non-Employee Directors of Honeywell International Inc., the 2006 Stock Plan for Non-Employee Directors of Honeywell International Inc., the 2003 Stock Incentive Plan of Honeywell International Inc. and its Affiliates, the 2006 Stock Incentive Plan of Honeywell International Inc. and its Affiliates, the 2007 Honeywell Global Employee Stock Plan (including any and all sub-plans), and any plan which is a successor to such plans or is a validly authorized new plan pursuant to which securities of the Company are issued to employees.

I hereby grant to each such attorney-in-fact full power and authority to perform every act necessary to be done in connection with the foregoing as fully as I might do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them or their substitutes, may lawfully do or cause to be done.

I hereby revoke any or all prior appointments of attorneys-in-fact to sign the above-described documents.

     /s/ David M. Cote
       David M. Cote

Dated:  December 10, 2010

POWER OF ATTORNEY

I, Judd Gregg, a director of Honeywell International Inc. (the “Company”), a Delaware corporation, hereby appoint David M. Cote, Katherine L. Adams, David J. Anderson, Kathleen A. Winters, Thomas F. Larkins and John J. Tus, each with power to act without the other and with power of substitution and resubstitution, as my attorney-in-fact to sign on my behalf in my capacity as a director of the Company one or more registration statements, and to file the same together with all exhibits thereto, under the Securities Act of 1933, including any amendment thereto or to any registration statement heretofore or hereafter filed by the Company on Form S-8 (or other appropriate form) for the registration of shares of the Company's Common Stock (or participations where appropriate) to be offered under the savings, stock or other benefit plans of the Company, its affiliates or any predecessor thereof, including the Honeywell Savings and Ownership Plan, the Honeywell Puerto Rico Savings and Ownership Plan, the Honeywell Supplemental Savings Plan, the 1993 Stock Plan for Employees of Honeywell International Inc. and its Affiliates, the Stock Plan for Non-Employee Directors of Honeywell International Inc., the 2006 Stock Plan for Non-Employee Directors of Honeywell International Inc., the 2003 Stock Incentive Plan of Honeywell International Inc. and its Affiliates, the 2006 Stock Incentive Plan of Honeywell International Inc. and its Affiliates, the 2007 Honeywell Global Employee Stock Plan (including any and all sub-plans), and any plan which is a successor to such plans or is a validly authorized new plan pursuant to which securities of the Company are issued to employees.

I hereby grant to each such attorney-in-fact full power and authority to perform every act necessary to be done in connection with the foregoing as fully as I might do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them or their substitutes, may lawfully do or cause to be done.

/s/ Judd Gregg
Judd Gregg, Director

Dated:  April 25, 2011